Exhibit 99.1

VBI Vaccines and Brii Biosciences Expand Hepatitis B Partnership To Address Both Prevention and Treatment in License and Collaboration Agreements for up to $437 Million Plus Royalties

●	Brii Biosciences has acquired worldwide exclusive license to VBI-2601 and an exclusive license for PreHevbri® in the Asia Pacific region
●	VBI will receive gross proceeds of $15 million in upfront payments, subject to near-term milestone achievements, including an equity investment of approximately $3 million
●	VBI is eligible to receive up to $422 million in additional potential regulatory and commercial milestone payments, plus double-digit royalties

CAMBRIDGE, Mass. (July 5, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI” or the “Company”), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced the expansion of its hepatitis B (HBV) partnership with Brii Biosciences (“Brii Bio”) (Stock code: 2137.HK). Through two license and collaboration agreements, Brii Bio expanded its exclusive license to VBI-2601 (BRII-179), VBI’s HBV immunotherapeutic candidate, to global rights and acquired an exclusive license for PreHevbri, VBI’s 3-antigen hepatitis B vaccine, in the Asia Pacific region (APAC).

Jeff Baxter, President and CEO of VBI, stated: “This expanded partnership with Brii Bio is a strong endorsement for our HBV programs and our contribution to the fight against hepatitis B. Through a variety of partnerships, Brii Bio is at the forefront of development for an HBV functional cure, bringing together a diverse HBV portfolio with the potential to gain immunologic control over the hepatitis B virus and, with VBI-2601, achieve HBV-specific immune restoration. With over 150 million HBV infected people in APAC, improvements in prevention and treatment strategies in this region are essential. Brii Bio’s proven ability to move quickly and execute clinical programs, coupled with their strategic investments in the HBV field, accelerates the potential for long-term value creation for both VBI-2601 and for PreHevbri in this partnership.”

Zhi Hong, President and CEO of Brii Bio, stated: “We are excited to substantially strengthen our partnership with VBI, expanding our HBV pipeline and reinforcing our commitment to public health by combatting HBV. By exploring combination cure strategies across our portfolio, we aim to produce the most durable curative treatment in the broadest population of HBV-infected patients. The addition of the APAC rights for PreHevbri enables us to address HBV burdens from prevention to cure and jump-start our commercialization efforts in China and Asia Pacific.”

As part of the collaborations, Brii Bio will pay VBI an upfront payment of $15 million, including an equity investment of approximately $3 million, contingent on achievement of near-term milestones. VBI is also eligible to receive up to an additional $422 million in potential regulatory, and commercial milestone payments, and potential double-digit royalties in the licensed territories, which is worldwide for VBI-2601 and APAC, excluding Japan, for PreHevbri. Brii Bio will be responsible for all development, regulatory, and commercialization activities and costs for the two programs in their respective licensed territories. VBI will retain global rights to PreHevbri outside of APAC. The transaction is subject to certain closing conditions including the satisfactory completion of a financing.

About VBI-2601 and the Ongoing Phase 2 Clinical Studies

VBI-2601 (BRII-179) is a novel recombinant, protein-based HBV immunotherapeutic candidate that builds upon the 3-antigen conformation of VBI’s prophylactic 3-antigen HBV vaccine candidate and is designed to target enhanced B-cell and T-cell immunity. VBI-2601 (BRII-179) is currently being evaluated in two Phase 2 clinical studies with Brii Biosciences as part of a potential functional cure for chronic hepatitis B infection.

Interim data from the Phase 2 study evaluating the combination of VBI-2601 and VIR-2218 (BRII-835), an HBV-targeting siRNA candidate, in chronically infected HBV patients were announced in February 2023 at the Annual Conference of the Asian Pacific Association for the Study of the Liver (APASL). These data highlighted the potential of VBI-2601 as a valuable immunomodulatory component within a functional cure regimen-. Brii Bio intends to further evaluate VBI-2601 as part of a combination cure strategy in upcoming studies, with a goal to substantially improve upon cure rates achieved with PEG-IFN- α alone and to expand the population of chronic HBV patients eligible for a potential functional cure.

About PreHevbri®

PreHevbri is the only 3-antigen hepatitis B vaccine, comprised of the three hepatitis B surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the United States, European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio® (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio® [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com